FORM OF AMENDMENT NO. 1 OF THE BANKFINANCIAL, F.S.B. AMENDED AND RESTATED EMPLOYMENT AGREEMENT
Exhibit 10.33

AMENDMENT NO. 1 OF THE
BANKFINANCIAL, F.S.B.
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 of the AMENDED AND RESTATED EMPLOYMENT AGREEMENT by and between BankFinancial, F.S.B. (the “Bank”) and Name (the “Executive”) dated May 6, 2008 (the “Agreement”), which amendment is effective on December 31, 2012 (the “Effective Date”).
WHEREAS, pursuant to and subject to Section 11 of the Agreement, the parties may amend the Agreement by a written agreement.
WHEREAS, the parties desire to amend the Agreement in accordance with Internal Revenue Service Guidance under Section 409A of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.
The last two sentences of Section 6(b) are replaced with the following: “Amounts payable under Subsection (ii) and (iv) of this Section 6(b) shall be paid as provided in Section (j) and as may be required to be deferred pursuant to Section 24.”

2.
The last two sentences of Section 6(c) are replaced with the following: “Amounts payable under Subsection (ii) and (iv) of this Section 6(c) shall be paid as provided in Section (j) and as may be required to be deferred pursuant to Section 24.”

3.
The last two sentences of Section 6(e) are replaced with the following: “Amounts payable under this Section 6(e) shall be paid as provided in Section (j) and as may be required to be deferred pursuant to Section 24.”

4.	The last sentence of Section 6(f) is replaced with the following: “Amounts payable under this Section 6(f) shall be paid as provided in Section (j).”
5.Section 6(j) is amended to read as follows:
“(j)    General Release and Time of Payment. In consideration of the Bank's agreements with respect to the monetary payments and other benefits provided for in Section 6 of this Agreement (which payments and benefits exceed the nature and scope of that to which Executive would have been legally entitled to receive absent this Agreement), and as a condition precedent to Executive's receipt of such payments and other benefits, Executive (or in the event of Executive's death, Executive's executor, trustee, administrator or personal representative, as applicable), shall execute and deliver to the Bank a general release in favor of the Bank and its Affiliates (as defined below) not later than twenty‑two (22) days after Executive's termination of employment, releasing all claims, demands, causes of actions and liabilities arising out of this Agreement, Executive's employment or the termination thereof, including, but not limited to, claims, demands, causes of action and liabilities for wages, back pay, front pay, attorney's fees, other sums of money, insurance, benefits, or contracts; and all claims, demands, causes of actions and liabilities arising out of or under the statutory, common law or other rules, orders or regulations of the United States or any State or political subdivision thereof, whether now existed or hereinafter enacted or adopted, including the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, and subject to the applicable waiting or rescission periods thereunder, the Bank shall pay the amounts due under the applicable Section 6(b), (c), (e), or (f) in one (1) lump sum on the sixtieth (60th) day following the date of Executive's termination of employment. Notwithstanding the foregoing or anything to the contrary herein, the general release shall not release, and shall expressly reserve, any unperformed obligations of the Bank under this Agreement, or of BFC under the 2006 EIP or the BFC Agreement, to Executive.”
6.In all other respects, the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, BankFinancial, F.S.B. has caused this Agreement to be executed by its duly authorized officer and Executive has signed this Agreement as set forth below.

BANKFINANCIAL, F.S.B.	EXECUTIVE
By: Its: Date: December ____, 2012	Date: December ____, 2012

Named Executive Officers who are parties to this amendment:
F. Morgan Gasior
Paul A. Cloutier
James J. Brennan
Christa N. Calabrese